EXHIBIT 99.1

Tekmira to Present at Stifel Healthcare Conference

VANCOUVER, British Columbia, Nov. 12, 2014 (GLOBE NEWSWIRE) -- Tekmira Pharmaceuticals Corporation (Nasdaq:TKMR) (TSX:TKM), a leading developer of RNA interference (RNAi) therapeutics, today announced that Dr. Mark J. Murray, Tekmira's President and CEO, will present a company overview at the Stifel 2014 Healthcare Conference on Wednesday, November 19, 2014 at 12:35 – 1:05 pm (PT) / 3:35 pm – 4:05 pm (ET) in New York at The New York Palace Hotel.

Webcast Information

A live webcast of the corporate overview presentation can be accessed through the Investor Section of Tekmira's website at www.tekmira.com. A webcast replay of the presentation will be available on the Tekmira website following the event.

About Tekmira

Tekmira Pharmaceuticals Corporation is a biopharmaceutical company focused on advancing novel RNAi therapeutics and providing its leading lipid nanoparticle (LNP) delivery technology to pharmaceutical and biotechnology partners. Tekmira has been working in the field of nucleic acid delivery for over a decade, and has broad intellectual property covering its delivery technology. Further information about Tekmira can be found at www.tekmira.com. Tekmira is based in Vancouver, Canada and Seattle, USA.

CONTACT: Investors
         Julie P. Rezler
         Director, Investor Relations
         Phone: 604-419-3200
         Email: jrezler@tekmira.com

         Media
         Please direct all media inquiries to media@tekmira.com